Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of December 2, 2019

to

CREDIT AGREEMENT

Dated as of April 25, 2018

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 2, 2019 by and among Pentair Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée) having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B.166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH (the “Swiss Guarantor”, together with the Parent, the “Guarantors”) and Pentair, Inc. (the “Affiliate Borrower”, collectively with the Company and the Guarantors, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of April 25, 2018, by and among the Loan Parties, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that certain Lenders agree to provide additional term loans under Section 9.02(d) of the Credit Agreement and that the Required Lenders agree to make certain modifications to the Credit Agreement;

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.              Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”):

(a) The parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

(b) The parties hereto acknowledge and agree that this Amendment is being entered into and consummated pursuant to Section 9.02(d) of the Credit Agreement.

(c) The parties hereto acknowledge and agree that each Lender that executes this Amendment as a Lender and which also has a Term Loan Commitment listed opposite its name in Schedule 2.01 set forth in the Amended Credit Agreement shall be and is a Term Lender under the Amended Credit Agreement.

2.               Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)             The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Loan Parties, the Required Lenders, each Lender with a Term Loan Commitment under the Amended Credit Agreement and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

(b)             The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of (i) Foley & Lardner LLP, special counsel for the Loan Parties, (ii) Arthur Cox, special Irish counsel for the Loan Parties, (iii) Allen & Overy, Société en Commandite Simple, inscrite au barreau de Luxembourg, special Luxembourg counsel for the Loan Parties and (iv) Bär & Karrer Ltd., special Swiss counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, this Amendment and the Amended Credit Agreement as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c)             The Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent) of the Loan Parties, the authorization of this Amendment, the Amended Credit Agreement and any other legal matters relating to the Loan Parties, the Amendment and the Amended Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)            With respect to the Swiss Guarantor, the Administrative Agent shall have received a copy of the resolutions of its managing officers approving the terms of, and the transactions contemplated by, this Amendment and the Amended Credit Agreement, authorizing a specified person or persons to execute this Amendment on its behalf and to sign and/or dispatch on its behalf all other documents and notices in connection with this Amendment and the Amended Credit Agreement.

(e)             The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Company, certifying compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Amended Credit Agreement.

(f)              (i) The Administrative Agent shall have received, at least five (5) days prior to the Amendment Effective Date, all documentation and other information regarding any Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Amendment Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (f) shall be deemed to be satisfied).

(g)             The Administrative Agent shall have received for the account of each Term Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with the Company), an upfront fee in respect of its Term Loan Commitment in an amount equal to the applicable amount previously disclosed to the Term Lenders (and established by the Administrative Agent in consultation with the Company).

(h)             (i) The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including the reasonable, documented and invoiced fees, disbursements and other charges of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent) in accordance with the Loan Documents, and (ii) U.S. Bank National Association in its capacity as lead-left Arranger in respect of the Term Loan Facility (as defined in the Amended Credit Agreement) shall have received payment and/or reimbursement of its and its affiliates’ fees and expenses, in each case to the extent invoiced (in reasonable detail) to the Company at least one (1) Business Day prior to the Amendment Effective Date.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.               Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)             Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of each Loan Party enforceable against the applicable Loan Parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally, any mandatory applicable provisions of Luxembourg law of general application and general principles of equity.

(b)            As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement (other than the representations contained in Sections 3.04(c) and 3.05 of the Credit Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.               Confirmation of Guarantees. Each Guarantor, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its obligations as a Guarantor under the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement and, for the avoidance of doubt, acknowledges and agrees and confirms that the Term Loans made by the Term Lenders to the Company on the Amendment Effective Date are part of the “Guaranteed Obligations” that are guaranteed by the Guarantors under the Amended Credit Agreement.

5.               Reference to and Effect on the Credit Agreement.

(a)             From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

(b)             Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)             The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)            This Amendment shall be a Loan Document.

6.               Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of (i) the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan and (ii) any U.S. federal or Illinois state court sitting in Chicago, Illinois, and in each case any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.               Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.               Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PENTAIR FINANCE S.À R.L.,
as the Company

By:	/s/ James Charles Lucas
Name: James Charles Lucas
Title: Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

Pentair Investments Switzerland GmbH,
as the Swiss Guarantor

By:	/s/ James Charles Lucas
Name: James Charles Lucas
Title: Managing Officer

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

PENTAIR PLC,
as the Parent

By:	/s/ Mark C. Borin
Name: Mark C. Borin
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

Pentair INC.,
as a Borrower

By:	/s/ Mark C. Borin
Name: Mark C. Borin
Title: President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Suzanne Ergastolo
Name: Suzanne Ergastolo
Title: Executive Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tyrone Parker
Name: Tyrone Parker
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

BANK OF MONTREAL, LONDON BRANCH,
as a Lender

By:	/s/ Wesley M. Anderson
Name: Wesley M. Anderson
Title: Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

CITIBANK, N.A.,
as a Lender

By:	/s/ Brian Reed
Name: Brian Reed
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Fik Durmus
Name: Fik Durmus
Title: Managing Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

MUFG BANK, LTD.,
as a Lender

By:	/s/ Kevin Sillona
Name: Kevin Sillona
Title: Authorized Signatory

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Edward Han
Name: Edward Han
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

INTESA SANPAOLO S.P.A., New York Branch
as a Lender

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager

By:	/s/Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

BANK OF CHINA, LOS ANGELES BRANCH,
as a Lender

By:	/s/ Yong Ou
Name: Yong Ou
Title: SVP & Branch Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

ING BANK N.V., DUBLIN BRANCH,
as a Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/Pádraig Matthews
Name: Pádraig Matthews
Title: Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender

By:	/s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Stephen J. D’Elia
Name: Stephen J. D’Elia
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Adam Spreyer
Name: Adam Spreyer
Title: Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of April 25, 2018

Pentair Finance S.à r.l.

ANNEX A

Attached

CREDIT AGREEMENT

dated as of

April 25, 2018

among

PENTAIR plc

as Parent,

PENTAIR INVESTMENTS SWITZERLAND GMBH,

as Swiss Guarantor,

PENTAIR FINANCE S.À R.L.

as Company,

PENTAIR, INC.

as an Affiliate Borrower

The Other Affiliate Borrowers From Time to Time Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

BANK OF AMERICA, N.A.

MUFG BANK, LTD.

CITIBANK, N.A. and

U.S. BANK NATIONAL ASSOCIATION

as Syndication Agents for the Revolving Credit Facility,

~~and~~

U.S. BANK NATIONAL ASSOCIATION

as Syndication Agent for the Term Loan Facility,

WELLS FARGO BANK, NATIONAL ASSOCIATION

HSBC BANK USA, NATIONAL ASSOCIATION

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

BANK OF MONTREAL, LONDON BRANCH and INTESA SANPAOLO S.P.A.

as Documentation Agents for the Revolving Credit Facility,

and

BANK OF AMERICA, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agents for the Term Loan Facility

JPMORGAN CHASE BANK, N.A.

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

BofA SECURITIES, INC.

MUFG BANK, LTD.

CITIGROUP GLOBAL MARKETS INC. and

U.S. BANK NATIONAL ASSOCIATION

as Joint Bookrunners and Joint Lead Arrangers for the Revolving Credit Facility,

and

U.S. BANK NATIONAL ASSOCIATION

JPMORGAN CHASE BANK, N.A.

BofA SECURITIES, INC. and

WELLS FARGO SECURITIES, LLC

as Joint Bookrunners and Joint Lead Arrangers for the Term Loan Facility

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS		5

SECTION 1.01	Defined Terms	5
SECTION 1.02	Classification of Loans and Borrowings	~~34~~36
SECTION 1.03	Terms Generally	~~34~~36
SECTION 1.04	Accounting Terms; GAAP	~~35~~37
SECTION 1.05	Interest Rates	~~35~~37
SECTION 1.06	Luxembourg Terms	~~35~~37
SECTION 1.07	Certain Calculations	~~36~~38
SECTION 1.08	Divisions	38

ARTICLE II. THE CREDITS		~~36~~38

SECTION 2.01	Commitments	~~36~~38
SECTION 2.02	Loans and Borrowings	~~36~~38
SECTION 2.03	Requests for ~~Revolving~~ Borrowings	~~37~~39
SECTION 2.04	Determination of Dollar Amounts	~~38~~40
SECTION 2.05	Swingline Loans	~~38~~40
SECTION 2.06	Letters of Credit	~~40~~42
SECTION 2.07	Funding of Borrowings	~~45~~47
SECTION 2.08	Interest Elections	~~46~~48
SECTION 2.09	Termination and Reduction of Commitments	~~47~~49
SECTION 2.10	Repayment of Loans; Evidence of Indebtedness	~~48~~50
SECTION 2.11	Prepayment of Loans	~~49~~51
SECTION 2.12	Fees	~~50~~52
SECTION 2.13	Interest	~~51~~54
SECTION 2.14	Alternate Rate of Interest	~~52~~55
SECTION 2.15	Increased Costs	~~54~~57
SECTION 2.16	Break Funding Payments	~~55~~58
SECTION 2.17	Taxes	~~56~~58
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~63~~66
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~65~~67
SECTION 2.20	Expansion Option	~~65~~68
SECTION 2.21	Market Disruption	~~67~~69
SECTION 2.22	Judgment Currency	~~67~~70
SECTION 2.23	Designation of Affiliate Borrowers	~~67~~70
SECTION 2.24	Defaulting Lenders	~~68~~71
SECTION 2.25	Extension of Maturity Date	~~70~~73

ARTICLE III. REPRESENTATIONS AND WARRANTIES		~~72~~75

SECTION 3.01	Corporate Existence and Power	~~72~~75
SECTION 3.02	Corporate and Governmental Authorization; Contravention	~~72~~75
SECTION 3.03	Binding Effect	~~72~~75
SECTION 3.04	Financial Information	~~72~~75
SECTION 3.05	Litigation, etc.	~~73~~76
SECTION 3.06	ERISA Compliance	~~73~~76
SECTION 3.07	Taxes	~~73~~76
SECTION 3.08	Not an Investment Company	~~73~~76
SECTION 3.09	Environmental Matters	~~73~~76
SECTION 3.10	Use of Proceeds	~~73~~77
SECTION 3.11	Disclosure	~~73~~77
SECTION 3.12	Anti-Corruption Laws and Sanctions	~~74~~77

SECTION 3.13	Domiciliation; Centre of Main Interests	~~74~~77
SECTION 3.14	Swiss Non-Bank Rules	~~75~~78
SECTION 3.15	EEA Financial Institutions	~~75~~78
SECTION 3.16	Irish Loan Party	~~75~~78
SECTION 3.17	Tax Residence	~~75~~78

ARTICLE IV. CONDITIONS		~~75~~78

SECTION 4.01	Effective Date	~~75~~78
SECTION 4.02	Each Credit Event	~~76~~79
SECTION 4.03	Designation of an Affiliate Borrower	~~76~~80

ARTICLE V. AFFIRMATIVE COVENANTS		~~78~~81

SECTION 5.01	Information.	~~78~~81
SECTION 5.02	Use of Proceeds	~~79~~83
SECTION 5.03	Compliance with Contractual Obligations and Laws	~~80~~83
SECTION 5.04	Insurance	~~80~~83
SECTION 5.05	Ownership of Borrowers	~~80~~83
SECTION 5.06	Payment of Taxes	~~80~~83
SECTION 5.07	Swiss Non-Bank Rule	~~80~~84
SECTION 5.08	Loan Party Location	~~80~~84
SECTION 5.09	Tax Residence	~~81~~84
SECTION 5.10	Service of Process Agent	~~81~~84

ARTICLE VI. NEGATIVE COVENANTS		~~81~~84

SECTION 6.01	Maximum Net Leverage Ratio	~~81~~84
SECTION 6.02	Minimum Interest Coverage Ratio	~~81~~85
SECTION 6.03	Negative Pledge	~~81~~85
SECTION 6.04	Consolidations, Mergers and Sales of Assets; Acquisitions	~~84~~87
SECTION 6.05	Subsidiary Debt	~~84~~87
SECTION 6.06	OFAC and Anti-Corruption Laws	~~85~~88

ARTICLE VII. EVENTS OF DEFAULT		~~86~~89

ARTICLE VIII. THE ADMINISTRATIVE AGENT		~~88~~92

SECTION 8.01	Authorization and Action	~~88~~92
SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc.	~~91~~94
SECTION 8.03	Posting of Communications	~~92~~95
SECTION 8.04	The Administrative Agent Individually	~~93~~96
SECTION 8.05	Successor Administrative Agent	~~93~~96
SECTION 8.06	Acknowledgement of Lenders and Issuing Banks	~~94~~97
SECTION 8.07	Certain ERISA Matters	~~94~~97

ARTICLE IX. MISCELLANEOUS		~~96~~99

SECTION 9.01	Notices	~~96~~99
SECTION 9.02	Waivers; Amendments	~~97~~100
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~99~~102
SECTION 9.04	Successors and Assigns	~~101~~104
SECTION 9.05	Survival	~~106~~109
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~106~~109
SECTION 9.07	Severability	~~106~~110
SECTION 9.08	Right of Setoff	~~106~~110
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~107~~110
SECTION 9.10	WAIVER OF JURY TRIAL	~~108~~111
SECTION 9.11	Headings	~~108~~112
SECTION 9.12	Confidentiality	~~108~~112

SECTION 9.13	USA PATRIOT Act	~~110~~113
SECTION 9.14	Interest Rate Limitation	~~110~~113
SECTION 9.15	No Fiduciary Duty, etc	~~110~~113
SECTION 9.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~111~~114
SECTION 9.17	Confirmation of Lender’s Status as Swiss Qualifying Lender	~~111~~114
SECTION 9.18	Acknowledgement Regarding Supported QFCs	115

ARTICLE X. GUARANTEE		~~111~~115

SECTION 10.01	Guaranty	~~111~~115
SECTION 10.02	Swiss Limitation Language for Swiss Guarantor or Swiss Borrower	~~113~~117

SCHEDULES:

Schedule 2.01	--	Commitments
Schedule 2.05	--	Swingline Sublimits
Schedule 6.03	--	List of Existing Liens
Schedule 6.05	--	Existing Debt

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	--	Form of Opinion of Arthur Cox
Exhibit B-3	--	Form of Opinion of Allen & Overy
Exhibit B-4	--	Form of Opinion of Bär & Karrer Ltd.
Exhibit C-1	--	Form of Increasing Lender Supplement
Exhibit C-2	--	Form of Augmenting Lender Supplement
Exhibit ~~D~~D-1	--	Form of Revolving Credit Note
Exhibit D-2	--	Form of Term Loan Note
Exhibit E	--	List of Closing Documents
Exhibit F-1	--	Form of Affiliate Borrowing Agreement
Exhibit F-2	--	Form of Affiliate Borrowing Termination
Exhibit G-1	--	Form of Borrowing Request
Exhibit G-2	--	Form of Interest Election Request
Exhibits H-1-4	--	Form of U.S. Tax Compliance Certificates
Exhibit I	--	Form of Irish Qualifying Lender Confirmation

CREDIT AGREEMENT (this “Agreement”) dated as of April 25, 2018 among PENTAIR plc, an Irish public limited company, PENTAIR FINANCE S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée) having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 166305, PENTAIR INVESTMENTS SWITZERLAND GMBH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), with company number CHE-188.406.956 and its registered address at Freier Platz 10, 8200 Schaffhausen, Switzerland, PENTAIR, INC., a Minnesota corporation, the other AFFILIATE BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., MUFG BANK, LTD., CITIBANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agents and WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANK OF MONTREAL, LONDON BRANCH and INTESA SANPAOLO S.P.A., as Documentation Agents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions (excluding any transaction solely among the Parent and/or one or more persons that are already Subsidiaries) that result, directly or indirectly, in (a) the acquisition by the Parent or any Subsidiary of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Parent or a Subsidiary is the ultimate surviving entity.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise (but, for the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or senior officer of such Person).

“Affiliate Borrower Sublimit” means $300,000,000.

“Affiliate Borrowers” means, collectively, the Initial Affiliate Borrower and any Eligible Subsidiary that becomes an Affiliate Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be an Affiliate Borrower; and “Affiliate Borrower” means any of the Affiliate Borrowers.

“Affiliate Borrowing Agreement” means an Affiliate Borrowing Agreement substantially in the form of Exhibit F-1.

“Affiliate Borrowing Termination” means an Affiliate Borrowing Termination substantially in the form of Exhibit F-2.

“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).

~~“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $800,000,000.~~

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (A) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (B) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (C) that is agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

7

“Amendment No. 1 Effective Date” means December 2, 2019.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent and its affiliated companies concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $40,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iii) with respect to MUFG Bank, Ltd. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iv) with respect to Citibank, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (v) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $40,000,000 and (vi) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage ~~of the Aggregate Commitment represented by~~equal to a fraction the numerator of which is such Lender’s Revolving Commitment~~; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the~~ and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments ~~and to any Lender’s status as~~); provided that in the case of Section 2.24 when a Defaulting Lender ~~at the time of determination.~~shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.

“Applicable Rate” means, for any day, with respect to any Eurocurrency ~~Loan or any ABR Loan,~~Revolving Loan, any Eurocurrency Term Loan, any ABR Revolving Loan, any ABR Term Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread~~” or~~ for Revolving Loans”, “Eurocurrency Spread for Term Loans”, “ABR Spread for Revolving Loans”, “ABR Spread for Term Loans” or “Facility Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date.

				Eurocurr
				ency	ABR
		Eurocurrency		Spread	Spread
Pricing		Spread for	ABR Spread for	for Term	for Term
Level	Facility Fee	Revolving Loans	Revolving Loans	Loans	Loans
Level I	0.10%	0.90%	0%	0.75%	0%
Level II	0.125%	1.00%	0%	0.875%	0%
Level III	0.15%	1.10%	0.10%	1.00%	0%
Level IV	0.175%	1.20%	0.20%	1.125%	0.125%
Level V	0.25%	1.50%	0.50%	1.50%	0.50%

8

For purposes hereof: (i) Pricing Level I, Leverage Level 1 and Ratings Level A are equivalent and correspond to each other, (ii) Pricing Level II, Leverage Level 2 and Ratings Level B are equivalent and correspond to each other, (iii) Pricing Level III, Leverage Level 3 and Ratings Level C are equivalent and correspond to each other, (iv) Pricing Level IV, Leverage Level 4 and Ratings Level D are equivalent and correspond to each other and (v) Pricing Level V, Leverage Level 5 and Ratings Level E are equivalent and correspond to each other.

At any time of determination, the Pricing Level shall be determined by reference to the Leverage Level or the Ratings Level, as the Company shall from time to time elect by written notice to the Administrative Agent, and any change in Pricing Level resulting from such election by the Company shall be effected as promptly as practicable by the Administrative Agent after receiving such written election from the Company. Notwithstanding anything to the contrary set forth in this definition, it is understood and agreed that Pricing Level IV shall be deemed to be applicable from the Effective Date until the Administrative Agent’s receipt of the financial statements and related compliance certificate for the Parent’s first full fiscal quarter ending after the Effective Date (it being understood and agreed that the Company shall not be permitted to elect pricing by reference to the Ratings Level until such receipt by the Administrative Agent of such financial statements and compliance certificate), and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the terms of this definition.

Leverage Level Determination

Leverage Level	Net Leverage Ratio

Level 1	≤ 0.50 to 1.00

Level 2	> 0.50 to 1.00 but
≤ 1.00 to 1.00
Level 3	> 1.00 to 1.00 but
≤ 1.75 to 1.00
Level 4	>1.75 to 1.00 but
≤ 2.50 to 1.00
Level 5	> 2.50 to 1.00

If at any time the Parent fails to deliver the quarterly or annual financial statements or related compliance certificates required under Section 5.01 on or before the date such statements or certificates are due, Leverage Level 5 shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such statements or certificates are actually delivered, after which the Leverage Level shall be determined in accordance with this definition.

Except as otherwise provided in the paragraph below or in the immediately preceding paragraph, adjustments, if any, to the Leverage Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Leverage Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

9

Ratings Level Determination

Ratings Level	Public Debt Ratings
(S&P / Moody’s / Fitch)

Level A	A- / A3 / A- or higher

Level B	BBB+ / Baa1 / BBB+

Level C	BBB / Baa2 / BBB

Level D	BBB- / Baa3 / BBB-

Level E	BB+ / Ba1 / BB+ or lower

For purposes of the foregoing, (a) if only one of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Ratings Level shall be determined by reference to the available rating; (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Ratings Level will be set in accordance with Level E; (c) if all three of the rating agencies shall have a Public Debt Rating in effect and the ratings established by each of S&P, Moody’s and Fitch shall fall within three different Levels in the immediately foregoing table (such Level A, Level B, Level C, Level D and Level E, collectively, the “Levels” and each a “Level”), the Ratings Level shall be based upon the intermediate Level; (d) if all three of the rating agencies shall have a Public Debt Rating in effect and two out of the three ratings of S&P, Moody’s and Fitch are at the same Level, then the Ratings Level shall be based on such Level, (e) if only two Public Debt Ratings from S&P, Moody’s and Fitch are available and such ratings fall within different Levels, then the Ratings Level shall be based on the higher rating unless such ratings differ by two or more Levels, in which case the applicable Ratings Level will be deemed to be one Level above the lower of such Levels, (f) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (g) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be (and if there is no such equivalent rating, to the rating most recently in effect prior to such change); and (h) if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect the unavailability of ratings from such rating agency and, pending the effectiveness of such amendment, the Ratings Level shall be determined by reference to the rating (and the Level applicable thereto) most recently in effect prior to such cessation.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdictions” means Ireland, Switzerland, Luxembourg, the United States and England and Wales.

“Arrangers” means (i) each of JPMCB, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~BofA Securities, Inc., MUFG Bank, Ltd., Citigroup Global Markets Inc. and U.S. Bank National Association in its capacity as a joint bookrunner and joint lead arranger hereunder~~.~~ for the Revolving Credit Facility and (ii) each of U.S. Bank National Association, JPMCB, BofA Securities, Inc. and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and joint lead arranger hereunder for the Term Loan Facility.

10

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to the Parent or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Parent or any Subsidiary in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

11

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means the Company or any Affiliate Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect ~~or~~, (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a ~~Revolving~~ Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit G-1 or such other form as the Administrative Agent may approve from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank and the Revolving Lenders, as collateral or support for the LC Exposure, cash or deposit account balances, or a standby letter of credit from a financial institution satisfactory to the Administrative Agent, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

12

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986.

“Combination” has the meaning assigned to such term in Section 2.09(b).

“Combined Lender” has the meaning assigned to such term in Section 2.09(b).

“Commitment” means, (a) the Revolving Commitments and the Term Loan Commitments and (b) with respect to each Lender, the ~~commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount~~sum of such Lender’s Revolving ~~Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04~~Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment pursuant to the terms hereof, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Company” means Pentair Finance S.à r.l., a Luxembourg private limited liability company (~~Société~~société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg~~, Grand Duchy of Luxembourg~~ and registered with the Luxembourg Trade and Companies Register (~~R.C.S.~~Registre de commerce et des sociétés, Luxembourg) under number B.166305.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiary” means, as of any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements as of such date prepared in accordance with GAAP.

“Consolidated Total Assets” means the total consolidated assets of the Parent and its Subsidiaries, in each case determined in accordance with GAAP.

13

“Country Risk Event” means:

(a)          any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(i)       changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to any Issuing Bank, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(ii)      changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii)     preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b)          force majeure; or

(c)          any similar event,

which, in relation to (a), (b) and (c), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Event” means a Borrowing, the issuance, renewal or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

14

“Debt” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities (including employee compensation and benefit obligations) arising in the ordinary course of business, (iv) the outstanding principal obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (it being understood that if such Debt has not been assumed by such Person, the amount of such Debt shall be deemed to be the lesser of the fair market value at such date of such asset and the amount of such Debt), (vi) the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Securitization Transaction, (vii) all non-contingent reimbursement obligations of such Person under letters of credit and bank guarantees, and (viii) all Debt (as defined above) of others Guaranteed by such Person. Notwithstanding the foregoing, Debt shall exclude (a) any “earnouts” or similar obligations accrued in respect of any Permitted Acquisition, (b) any obligations in respect of customer advances in the ordinary course of business consistent with past practices and (c) defeased and/or discharged indebtedness so long as (i) neither the Parent nor any Subsidiary has any liability (contingent or otherwise) with respect to such indebtedness and (ii) the cash, securities and/or other assets used to defease and/or discharge such indebtedness are not, directly or indirectly, an asset of the Parent or any Subsidiary. In the event any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt. For the avoidance of doubt, the amount of Debt of any Person at any date will be calculated without duplication of any Guarantee in respect thereof.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event and/or (B) a Bail-In Action.

“Designated Borrower” means, unless otherwise specified by the Administrative Agent to the Company and the Lenders, any Affiliate Borrower that is organized under the laws of Luxembourg or any other jurisdiction designated from time to time by the Administrative Agent due to operational limitations relating to the ability to fund ABR Loans to such Affiliate Borrower.

“Designated Loan” means a Designated Revolving Loan or a Designated Swingline Loan, as applicable.

“Designated Revolving Loan” means a Revolving Loan denominated in Dollars to a Designated Borrower.

15

“Designated Swingline Loan” means a Swingline Loan denominated in Dollars to a Designated Borrower.

“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Institutions” means Persons that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors (or Affiliate thereof, to the extent such Affiliate (x) is clearly identifiable as an affiliate of such competitor solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such competitor) of the Company or its Subsidiaries, and each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (ii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iii) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Documentation Agent” means (i) each of Wells Fargo Bank, National Association, HSBC Bank USA, National Association, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Bank of Montreal, London Branch and Intesa Sanpaolo S.p.A. in its capacity as documentation agent for the ~~credit facility evidenced by this Agreement~~Revolving Credit Facility and (ii) Bank of America, N.A. and Wells Fargo Bank, National Association in its capacity as documentation agent for the Term Loan Facility.

“Dollar Amount” of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with such Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means each Subsidiary of the Parent other than a Foreign Subsidiary.

“DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.

16

“EBITDA” means, for any period, the sum of the consolidated net income of the Parent for such period excluding the effect of (a) any non-cash gains (including any non-cash gains arising from the adoption of mark-to-market accounting with respect to pension or other retirement benefit plans); (b) any non-cash losses, charges and expenses (including any non-cash loss, charge or expense arising from the adoption of mark-to-market accounting with respect to pension or other retirement benefit plans); (c) any earnings from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such earnings shall be excluded in the calculation of EBITDA (i) only when and to the extent such operations are actually disposed of and (ii) if the sales revenue generated by the applicable entity or business unit in the twelve (12) months prior to such disposition was $25,000,000 or more); (d) fees, costs, expenses, premiums, make-whole or penalty payments and other similar items incurred after the Effective Date arising out of (i) Permitted Acquisitions, (ii) investments and dispositions not prohibited by this Agreement and (iii) any incurrence, issuance, repayment or refinancing of Debt permitted by this Agreement; (e) any losses, charges, costs and expenses from discontinued operations plus, to the extent deducted in determining such consolidated net income, but without duplication, Interest Expense, taxes on or measured by income, depreciation, amortization, non-cash stock-based compensation expenses; (f) any losses, charges, costs and expenses from restructurings and casualty events (not to exceed 10% of EBITDA for such period); (g) any unusual or non-recurring losses, charges, costs and expenses to the extent deducted in the calculation of consolidated net income (together with the amount added back pursuant to clause (h) below, not to exceed 10% of EBITDA); and (h) any cost-savings and cost synergies resulting from a Permitted Acquisition projected in good faith by the Parent to be realized within 18 months of such acquisition (together with the amounts in clause (g) above, not to exceed 10% of EBITDA).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Subsidiary” means any (i) Subsidiary incorporated or organized under the laws of an Approved Jurisdiction and (ii) Subsidiary that is approved from time to time by the Administrative Agent and each of the Revolving Lenders.

17

be zero for the purposes of this Agreement) plus (ii) the Applicable Rate for Eurocurrency Borrowings.

“Event of Default” has the meaning assigned to such term in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company or any other Borrower under Section 2.19(b)) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.17(e), (d) any withholding tax that is imposed under FATCA and (e) any Luxembourg registration duties (droits d'enregistrement) payable in the case of a voluntary registration of any Loan Documents by the Lenders with the Administration de l'Enregistrement ~~et~~, des Domaines et de la TVA in Luxembourg, when such registration is not required to enforce their rights under the Loan Documents.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 3, 2014, by and among the Company, the Parent, the other subsidiaries of the Parent party thereto, the financial institutions party thereto as lenders and Bank of America, N.A. as administrative agent (including any amendment, restatement or replacement thereof prior to the Effective Date).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

19

“Insolvency Regulation” shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Interest Coverage Ratio” means, for any period, the ratio of (i) EBITDA for such period to (ii) Interest Expense for such period.

“Interest Expense” means, for any period, the sum, without duplication, of consolidated interest expense of the Parent and its Subsidiaries for such period (including, in each case to the extent included in interest expense on the Parent’s consolidated income statement, the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility, commitment and usage fees, and fees for standby letters of credit), plus consolidated yield or discount accrued, during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction), plus net payments (if any) pursuant to Hedging Agreements, minus the sum (without duplication) of (a) annual administrative agent fees, (b) costs associated with obtaining swap agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under swap agreements or other derivative instruments and any one-time costs associated with breakage in respect of swap agreements for interest rates, (c) costs associated with the issuance or incurrence of debt, including amortization and write-off of deferred and other financing fees, debt issuance costs, commissions, fees and expenses and original issue discount, (d) PIK interest, (e) any non-cash expense in respect of any interest component relating to accretion or accrual of discounted liabilities and (f) net receipts (if any) pursuant to Hedging Agreements.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a ~~Revolving~~ Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit G-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan (including a Eurocurrency Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, and (c) with respect to any Swingline Loan (other than a Eurocurrency Swingline Loan), the day that such Loan is required to be repaid and the applicable Maturity Date.

“Interest Period” means (a) with respect to any Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan), the period commencing on the date of such Borrowing and ending on the day that is one week thereafter or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period of time as is acceptable to each of the applicable Lenders), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date one week thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), other than a one-week Interest Period, shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such

22

(iv)     a U.S. limited liability company (“LLC”), provided the ultimate recipients of the interest would be Irish Qualifying Lenders within paragraph (i), (ii) or (iii) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

provided that, in the case of (i), (ii), (iii), and (iv), the company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or

(c)          a body corporate which:

(i)       advances money in the ordinary course of a trade which includes the lending of money and whose Facility Office is located in Ireland; and

(ii)      in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company; and

(iii)     which has complied with the notification requirements set out in Section 246(5)(a) of the Irish TCA.

(d)          a qualifying company within the meaning of Section 110 of the Irish TCA; or

(e)          an investment undertaking within the meaning of Section 739B of the Irish TCA; or

(f)           an Irish Treaty Lender; or

(g)          an exempted approved scheme within the meaning of Section 774 of the Irish TCA.

“Irish TCA” means the Taxes Consolidation Act, 1997 of Ireland.

“Irish Treaty Lender” means a Lender which is on the date the relevant payment is made entitled under a double taxation agreement (an “Irish Treaty”) in force on that date between Ireland and another jurisdiction to that payment without any withholding for or on account of Irish Tax (subject to the completion of any procedural formalities) and which does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Issuing Bank” means each of JPMCB, Bank of America, N.A., MUFG Bank, Ltd., Citibank, N.A., U.S. Bank National Association and each other Revolving Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Knowledge” means the actual knowledge of a Responsible Officer, without giving effect to imputed or constructive knowledge or giving rise to any duty to investigate.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

24

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, regulation, decree or contract, including (a) any lien or security interest arising from any mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or consignment or bailment for security purposes and (b) the interest of a person under a capital lease (but excluding the interest of a lessor under an operating lease).

“Liquidity” means, at any time, the amount of unrestricted an unencumbered cash and cash equivalent investments of the Parent and its Subsidiaries at such time that is not subject to any Lien other than Liens permitted under Section 6.03 that is in excess of $5,000,000 but in no event to exceed $250,000,000.

25

“Loan Documents” means this Agreement, each Affiliate Borrowing Agreement, each Affiliate Borrowing Termination, any promissory notes executed and delivered pursuant to Section 2.10(d), each Borrowing Request and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Party” means the Parent, the Company, the Swiss Guarantor and each Affiliate Borrower.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars (other than Designated Loans) and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency and Designated Loans (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Debtor Relief Laws” means (i) bankruptcy (faillite) within the meaning of Articles 437 et seq. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the Luxembourg grand-ducal regulation ~~of May~~dated 24~~,~~ May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the Luxembourg law ~~of~~dated 14 April ~~14,~~ 1886 on arrangements to prevent insolvency amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 et seq. of the Luxembourg Commercial Code, and (v) voluntary or compulsory liquidation pursuant to the Luxembourg law ~~of~~dated 10 August ~~10,~~ 1915 on commercial companies, as amended.

“Luxembourg Person” means an entity that (i) is organized under the laws of ~~the Grand-Duchy of~~ Luxembourg, (ii) has its center of main interests, within the meaning of the Insolvency Regulation, in Luxembourg or (iii) has an establishment, within the meaning of the Insolvency Regulation, in Luxembourg.

“Luxembourg Relief” means bankruptcy (faillite), controlled management (gestion contrôlée), voluntary arrangement with creditors (concordat préventif de faillite), suspension of payments (sursis de paiement) and voluntary or compulsory liquidation, as such terms are understood within the Luxembourg Debtor Relief Laws, and also means any other proceedings affecting the rights of creditors generally or the appointment of an interim administrator (administrateur provisoire).

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial condition of the Parent and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform its obligations hereunder.

“Material Financial Obligations” means Debt or Synthetic Lease Obligations of the Parent or any Subsidiary (excluding amounts owed to the Parent or any Subsidiary that is wholly-owned (except for directors’ qualifying shares)) in an aggregate amount (for all applicable Debt and Synthetic Lease Obligations, but without duplication) equal to or greater than a Dollar Amount of $75,000,000.

“Material Subsidiary” means (a) each Borrower and (b) each other Subsidiary of the Parent that at the time of determination constitutes a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement).

26

“Maturity Date” means the ~~five year anniversary of the Effective~~Revolving Credit Maturity Date or the Term Loan Maturity Date, as ~~extended (in~~ the case ~~of each Lender consenting thereto) pursuant to Section 2.25~~may be.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Leverage Ratio” means, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) (i) the sum (without duplication) of the outstanding principal amount of all Debt (excluding, without duplication, Synthetic Lease Obligations) of the Parent and its Consolidated Subsidiaries determined on a consolidated basis as of such date, minus (ii) Liquidity as of such date, to (b) EBITDA for the period of four consecutive fiscal quarters then ended; provided that for purposes of calculating EBITDA pursuant to this clause (b), the consolidated net income of any Person or business unit acquired (or divested or liquidated, if the sales revenue generated by such Person or business unit in the 12 months prior to such divestiture or liquidation was $25,000,000 or more) by the Parent or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization and non-cash compensation expenses of such Person or business unit) shall be included (or, in the case of a divestiture or liquidation, excluded) on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith (or the consummation of such divestiture or liquidation) occurred on the first day of such period) in accordance with Article 11 of Regulation S-X of the SEC.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (ii) any agreement in relation to clause (i), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Note” means a note substantially in the form of Exhibit ~~D~~D-1 or D-2 hereto, as applicable, evidencing the Loans of the applicable Class made by any applicable Lender to each applicable Borrower.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Parent and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

27

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Acquisition” means any Acquisition by the Parent or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Default has occurred and is continuing at the time of, or will result upon giving effect to, such Acquisition; and (ii) in the case of the Acquisition of any Person, the board of directors (or equivalent governing body) of the Person being acquired (or all of the equity holders thereof) shall have approved such Acquisition.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Parent or any ERISA Affiliate for employees of the Parent or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined in good faith by the Administrative Agent) or any similar release by the Board (as determined in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Public Debt Rating” means the rating that has been most recently announced by S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company (or if no such rating is then in effect with respect to such debt, then the corporate, issuer or similar rating with respect to the Parent, that has been most recently announced by S&P, Moody’s or Fitch, as the case may be), or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.

“Public Filings” means any 10-K, 10-Q or 8-K, S-1 or S-4 filed by the Parent, in each case with the SEC after December 31, 2017 and on or before the Effective Date.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

29

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to five decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Company, in a manner consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent. No Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning set forth in Section 9.04(b).

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Territory” means:

(a)       a member state of the European Communities (other than Ireland); or

(b)       to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of Section 826(1) of the Irish TCA or which will have the force of law on completion of the procedures set out in Section 826(1) of the Irish TCA.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(b).

“Required Lenders” means, subject to Section 2.24, at any time, Lenders having ~~Revolving~~ Credit Exposures and unused Commitments representing more than 50% of the sum of the total ~~Revolving~~ Credit Exposures and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its ~~Revolving~~ Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is a Borrower or any Affiliate of the Parent shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.24, at any time, Revolving Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Revolving Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

30

“Required Term Lenders” means, subject to Section 2.24, at any time, Term Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Responsible Officer” means (i) with respect to the Company, a Manager of the Company; (ii) with respect to the Parent, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Parent; and (iii) with respect to any other Loan Party, a manager, a director, the chief executive officer, the chief operating officer, the president, any vice president (if appointed by the board of directors or similar governing body of such Loan Party), the chief financial officer, the treasurer or any assistant treasurer of such Loan Party, or any other officer having substantially the same authority and responsibility.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(b).

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. As of the Amendment No. 1 Effective Date, the aggregate amount of the Revolving Lenders’ Revolving Commitments is $900,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” means the revolving credit facility under this Agreement.

“Revolving Credit Maturity Date” means the five year anniversary of the Effective Date, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sanctioned Country” means a country, region or territory which is at any relevant time subject to Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

31

monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement, and the Administrative Agent shall notify the Company promptly of any such adjustment.

“Subsidiary” of a Person means a company, corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Surviving Commitment” has the meaning assigned to such term in Section 2.09(b).

“Surviving Lender” has the meaning assigned to such term in Section 2.09(b).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal Dollar Amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the Dollar Amount of participations funded by the other Revolving Lenders in such Swingline Loans).

“Swingline Foreign Currency Sublimit” means $45,000,000.

“Swingline Lenders” means each of JPMCB, Bank of America, N.A., MUFG Bank, Ltd., Citibank, N.A., U.S. Bank National Association and each other Revolving Lender designated by the Company as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

33

“Swingline Sublimit” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.05 hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) (provided that, in the case of each of the foregoing clauses (i) and (ii), any increase in the Swingline Sublimit with respect to any Lender shall only require the consent of the Company and such Lender).

“Swiss Borrower” means any Affiliate Borrower organized under the laws of Switzerland or, if different, is deemed resident in Switzerland for Swiss Withholding Tax purposes pursuant to Article 9 of the Swiss Withholding Tax Act.

“Swiss Guarantor” means Pentair Investments Switzerland GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), with company number CHE-188.406.956 and its registered address at Freier Platz 10, 8200 Schaffhausen, Switzerland.

“Swiss Guidelines” means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend “Obligationen”), S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”), S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letter No. 15 (1-015-DVS-2007) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) ~~and~~, the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) and practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Loan Party” means (a) any Loan Party that is organized under the laws of Switzerland, (b) any Loan Party that is treated as resident in Switzerland for Swiss Withholding Tax purposes and/or (c) any other Loan Party if, as a result of such Loan Party’s obtaining or maintaining Credit Events hereunder, there is a bona fide risk that any payment hereunder would become subject to taxation for Swiss Withholding Tax purposes.

“Swiss Qualifying Lender” means (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (ii) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.

“Swiss Non-Bank Rules” means together the Swiss Twenty Non-Bank Rule and the Swiss Ten-Non-Bank Rule.

34

“Swiss Non-Qualifying Lender” means any person which does not qualify as a Swiss Qualifying Lender.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders (other than Swiss Qualifying Lenders) of any Swiss Loan Party under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Lenders, of the Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010)), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); in each case in accordance with the meaning of the Swiss Guidelines.

“Swiss Withholding Tax” means any Taxes levied pursuant to the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Switzerland” means the Swiss Confederation.

“Syndication Agent” means (i) each of Bank of America, N.A., MUFG Bank, Ltd., Citibank, N.A. and U.S. Bank National Association in its capacity as syndication agent for the ~~credit facility evidenced by this Agreement~~Revolving Credit Facility and (ii) U.S. Bank National Association in its capacity as syndication agent for the Term Loan Facility.

“Synthetic Lease Obligations” means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Parent or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a capital lease.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

35

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $200,000,000 on the Amendment No. 1 Effective Date. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loan Facility” means the term loan facility under this Agreement.

“Term Loan Maturity Date” means the five year anniversary of the Effective Date, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day.

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b).

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Revolving Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the current liability as defined in Section 412(l)(7) of the Code under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all as determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Parent or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

“United States” and “U.S.” each mean the United States of America.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“UK Bankruptcy Event” means:

36

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax, as amended (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith.

Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Sections 6.01 and 6.02) shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Parent, the Company or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (ii) except to the extent contemplated by clause (b) of the second sentence of the definition of “Synthetic Lease Obligations”, without giving effect to any change to, or modification of, or the phase-in of the effectiveness of any amendments to, GAAP which would require the capitalization of leases characterized as “operating leases” as of the Effective Date (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to Section 5.01(a) and 5.01(b) shall be prepared without giving effect to this sentence).

SECTION 1.05 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms).

SECTION 1.06 Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Affiliate Borrower which is organized under the laws of Luxembourg, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ~~ff~~et seq. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ~~ff~~et seq. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended, (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

SECTION 1.07 Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Parent immediately preceding the fiscal quarter of the Parent in which such transaction requiring a determination occurs.

SECTION 1.08Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11.2 and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(i), result in (~~a~~i) subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (~~b~~ii) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposures exceeding the ~~Aggregate Commitment~~aggregate Revolving Commitments, (~~c~~iii) subject to Section 2.04, the sum of the aggregate principal Dollar Amount of all Loans outstanding to Affiliate Borrowers exceeding the Affiliate Borrower Sublimit or (~~d~~iv) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit, and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Company in Dollars on the Amendment No. 1 Effective Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time contemplated by Section 2.07 (to then be made available to the Company in accordance with Section 2.07). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings. (a) Each ~~Revolving~~ Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of ~~Revolving~~ Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)       Subject to Section 2.14, (i) each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Borrower and (ii) each Swingline Loan shall be (x) an ABR Loan in the case of a Swingline Loan denominated in Dollars (other than a Designated Swingline Loan), (y) a Eurocurrency Swingline Loan in the case of a Swingline Loan denominated in any Foreign Currency or (z) a Eurocurrency Swingline Loan in the case of a Designated Swingline Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)       At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the ~~Aggregate Commitment~~aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 25,000 units of such currency) and not less than $100,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 100,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings outstanding.

(d)       Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03 Requests for ~~Revolving~~ Borrowings. To request a ~~Revolving~~ Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 3:00 p.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request signed by such Borrower, or the Company on its behalf) not later than three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail in accordance with Section 9.01 to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)         the name of the applicable Borrower;

(ii)        the aggregate principal amount of the requested Borrowing;

(iii)       the date of such Borrowing, which shall be a Business Day;

(iv)       whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(v)       in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)       the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of ~~Revolving~~ Borrowing is specified, then, in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested ~~Revolving~~ Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency ~~Revolving~~ Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)       (i) each Eurocurrency Borrowing (other than a Eurocurrency Swingline Borrowing) as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing and (ii) each Eurocurrency Swingline Loan on the date of the making of such Swingline Loan,

(b)       the LC Exposure as of the date of each request for the issuance, amendment to increase, renewal or extension of any Letter of Credit, and

(c)       all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender may in its sole discretion make Swingline Loans in Agreed Loan Currencies to any Borrower from time to time during the Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not, subject to fluctuations in currency exchange rates and Section 2.11.2, result in (i) subject to Section 2.04, the Dollar Amount of the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by such Swingline Lender and the Company with notice to the Administrative Agent, (ii) subject to Section 2.04, any Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, (iii) subject to Section 2.04, the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $75,000,000, (iv) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposures exceeding the ~~Aggregate Commitment~~aggregate Revolving Commitments or (v) subject to Section 2.04, the Dollar Amount of the aggregate principal amount of outstanding Swingline Loans denominated in a Foreign Currency exceeding the Swingline Foreign Currency Sublimit; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.

(b)       To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by (i) telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) or via a written request (in accordance with Section 9.01) promptly followed by telephonic confirmation of such request, not later than 1:00 p.m., Chicago time, on the day of a proposed Swingline Loan in Dollars (other than a Designated Swingline Loan) and (ii) irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request), not later than 11:00 a.m., Local Time, on the day of a proposed Eurocurrency Swingline Loan in a Foreign Currency or a Designated Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), applicable Borrower requesting such Swingline Loan, applicable currency, Interest Period (in the case of a Eurocurrency Swingline Loan), Type and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan. The Administrative Agent will promptly advise such Swingline Lender of any such notice received from the Company or any other applicable Borrower. Unless otherwise directed by the Company or the applicable Borrower, each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the applicable Borrower by means of a credit to an account of the Company or such other applicable Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c)       Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of its Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loan or Loans. Such notice shall specify the aggregate amount and Agreed Currency of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans and the applicable Agreed Currency of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Local Time, on a Business Day, no later than 5:00 p.m., Local Time, on such Business Day and if received after 12:00 noon, Local Time, on a Business Day, no later than 10:00 a.m., Local Time, on the immediately succeeding Business Day), to pay in the applicable Agreed Currency to the Administrative Agent, for the account of such Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company promptly of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment of any Swingline Loan made to such Borrower.

(d)       Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the relevant Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)       Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit (or the amendment, renewal or extension of any outstanding Letter of Credit) denominated in Agreed LC Currencies for its own account, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Company and the Issuing Bank issuing such Letter of Credit, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if any Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment applied generally to substantially similar credit facilities for which it acts as an issuing bank, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Issuing Bank shall promptly notify the Company of such determination prior to the issuance of any Letter of Credit, and the Company shall either withdraw its request to issue such Letter of Credit or, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to such Issuing Bank. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. The Parent unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Parent will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Parent hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)       Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank (selected by the Company in its sole discretion) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days in advance thereof unless a shorter period is acceptable to the applicable Issuing Bank in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Company also shall submit a letter of credit application in a form agreed to by the Company in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended to increase the amount, renewed or extended only if (and upon issuance, amendment to increase the amount, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, but allowing for fluctuations in currency exchange rates and subject to Section 2.11.2, (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $200,000,000, (ii) subject to Section 2.04, the Dollar Amount of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit, (iii) subject to Section 2.04, the sum of the Dollar Amount of the Total Revolving Credit Exposures shall not exceed the ~~Aggregate Commitment~~aggregate Revolving Commitments, (iv) subject to Section 2.04, the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment and (v) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit.

(c)       Expiration Date. Each Letter of Credit shall expire (or, if set forth in such Letter of Credit, be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension), unless the Required Revolving Lenders and the applicable Issuing Bank, in their discretion, have approved a later expiry date in writing and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date; provided that, upon the Company’s request and subject to the approval, in its discretion, by the Administrative Agent and the applicable Issuing Bank that has issued such Letter of Credit, any such Letter of Credit may have a later expiry date (but in any event not later than one (1) year after the Revolving Credit Maturity Date) if Cash Collateralized in compliance with Section 2.06(j) below.

(d)       Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)       Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed LC Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, subject to the conditions to borrowing set forth herein, (i) to the extent such LC Disbursement was made in Dollars, such payment shall, automatically and without notice, be financed with (x) if the LC Disbursement is equal to or greater than $1,000,000, an ABR Revolving Borrowing in Dollars or, at the Company’s election, a Swingline Loan, or (y) if the LC Disbursement is equal to or greater than $100,000 but less than $1,000,000, a Swingline Loan, in each case in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, the Company may request in accordance with Section 2.03 that such payment be financed with (i) an ABR Revolving Borrowing or Eurocurrency Revolving Borrowing in Dollars in the Dollar Amount of such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency (in the event such Foreign Currency is an Agreed Loan Currency) in an amount equal to such LC Disbursement, and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan or Eurocurrency Revolving Borrowing, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders, provided that, with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Loan Currency, any Revolving Lender may make such payment in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Eurocurrency Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated on the date such LC Disbursement is made, of such LC Disbursement.

(f)       Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)       Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h)       Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse any Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)       Replacement of Issuing Bank. (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B)       Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)            Cover. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (y) the Company requests the issuance of a Letter of Credit with an expiry date that is later than the expiry date prescribed in clause (c) of this Section 2.06 (an “Extended Letter of Credit”), the Company shall either (A) cover by arranging for the issuance of one or more standby letters of credit issued by an issuer, and otherwise on terms and conditions, satisfactory to the Administrative Agent or (B) deposit cash in an account with the Administrative Agent, in each case in the name of the Administrative Agent and for the benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders, and in an amount equal to (1) with respect to a Letter of Credit denominated in Dollars, 100% and (2) with respect to a Foreign Currency Letter of Credit, 105%, in each case of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be covered or deposited in the applicable Foreign Currencies in an amount equal to 105% of the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to provide such letter(s) of credit cover or deposit such cash collateral shall become effective immediately, and such cover or deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (f), (g) or (h) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the Dollar Amount thereof on the date notice demanding letter of credit cover or cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11.2. Any such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall bear interest, and such deposits shall be invested by the Administrative Agent in direct short term obligations of, or in other short term obligations which are unconditionally guaranteed with respect to all principal thereof and interest thereon by, the United States, in each case maturing no later than the expiry date of the Letter of Credit giving rise to LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations; provided that at any time that the money remaining in such account exceeds the LC Exposure by $100,000 or more, the Administrative Agent will, promptly after request therefor by the Company at any time that no Default shall exist, deliver such excess to the Company. If the Company is required to provide an amount of cash collateral or letter of credit cover hereunder as a result of the occurrence of an Event of Default, such amount or letter of credit (to the extent not applied as aforesaid) shall be returned to the Company or the issuer of such letter of credit (as applicable) within three (3) Business Days after all Events of Default have been cured or waived.

49

(k)            Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has provided letter of credit cover, or deposited cash collateral, pursuant to paragraph (j) above, if such letter of credit was issued, or cash collateral was deposited, in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to any Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof, calculated on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)            Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars (other than a Designated Loan), by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency and Designated Loans, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

50

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each ~~Revolving~~ Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a Eurocurrency ~~Revolving~~ Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03). Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency ~~Revolving~~ Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)            To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars (other than Designated Loans) or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a ~~Revolving~~ Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail in accordance with Section 9.01 to the Administrative Agent of a written Interest Election Request signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

51

(c)            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)       the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency ~~Revolving~~ Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars (other than Designated Loans), such Borrowing shall be converted to an ABR Borrowing; provided that if the Company shall have delivered to the Administrative Agent its customary standard documentation pre-authorizing automatic continuations, such Borrowing shall automatically continue as a Eurocurrency Borrowing in Dollars with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 and (ii) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding ~~Revolving~~ Borrowing denominated in Dollars (other than Designated Loans) may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency ~~Revolving~~ Borrowing denominated in Dollars (other than Designated Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency ~~Revolving~~ Borrowing denominated in a Foreign Currency and each Designated Loan shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09 Termination and Reduction of Commitments.

(a)       Unless previously terminated, (i) the Term Loan Commitments shall terminate at 2:00 p.m., Chicago time, on the Amendment No. 1 Effective Date (or, as to any Term Lender that fails to fund its portion of the initial Term Loans as and to the extent required by the terms hereof, upon the funding thereof pursuant to this Agreement), and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.25).

52

(b)            The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Total Revolving Credit Exposures would exceed the ~~Aggregate Commitment~~aggregate Revolving Commitments.

(c)            Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Revolving Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Revolving Commitment of that Combined Lender which had the largest Revolving Commitment of each of the Combined Lenders party to such Combination (such largest Revolving Commitment being the “Surviving Commitment” and the Revolving Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Revolving Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Revolving Commitment, then (i) the aggregate amount of the Revolving Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Revolving Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Lender hereunder with aggregate Revolving Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.09(c), Required Revolving Lenders shall be determined as if the reduction in the aggregate amount of the Revolving Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Revolving Commitment equal to the Surviving Commitment and the aggregate amount of the Revolving Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)            The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

53

SECTION 2.10 Repayment of Loans; Evidence of Indebtedness.

(a)            (i) Each Borrower hereby unconditionally promises to pay (~~i~~A) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (~~ii~~B) to the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower by such Swingline Lender on the earlier of the Revolving Credit Maturity Date and the 14th Business Day after the date such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(ii)            The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Lenders the then unpaid principal amount of all Term Loans on the Term Loan Maturity Date in Dollars.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form attached hereto as Exhibit ~~D~~D-1 or D-2, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11 Prepayment of Loans.

SECTION 2.11.1. Voluntary Prepayments.

(a)            Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a Eurocurrency Borrowing (other than in connection with a prepayment of all outstanding Eurocurrency Borrowings and/or a prepayment of a Eurocurrency Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

54

(b)            The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of any prepayment hereunder (other than a prepayment of a Swingline Loan) (i) in the case of prepayment of a Eurocurrency ~~Revolving~~ Borrowing and any Designated Loan, not later than 3:00 p.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR ~~Revolving~~ Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, or a notice of prepayment of Term Loans is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, then such notice of prepayment may be revoked ~~if such notice of termination is revoked in accordance with Section 2.09~~by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if the applicable condition is not satisfied. Promptly following receipt of any such notice relating to a ~~Revolving~~ Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any ~~Revolving~~ Borrowing shall be in an amount that would be permitted in the case of an advance of a ~~Revolving~~ Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

SECTION 2.11.2. Mandatory Prepayments. If at any time, (i) other than as a result of fluctuations in currency exchange rates, (w) the aggregate principal Dollar Amount of the Total Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the ~~Aggregate Commitment~~aggregate Revolving Commitments, (x) the aggregate principal Dollar Amount of all Revolving Loans (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) outstanding denominated in Foreign Currencies exceeds the Foreign Currency Sublimit, (y) the aggregate principal Dollar Amount of all Revolving Loans (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) outstanding to the Affiliate Borrowers exceeds the Affiliate Borrower Sublimit or (z) the aggregate principal Dollar Amount of all Swingline Loans (calculated, with respect to those Swingline Loans denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Swingline Loan) outstanding denominated in Foreign Currencies exceeds the Swingline Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (w) the aggregate principal Dollar Amount of the Total Revolving Credit Exposures (as so calculated) exceeds 105% of the ~~Aggregate Commitment~~aggregate Revolving Commitments, (x) the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (as so calculated) denominated in Foreign Currencies exceeds 105% of the Foreign Currency Sublimit, (y) the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (as so calculated) to the Affiliate Borrowers exceeds 105% of the Affiliate Borrower Sublimit or (z) the aggregate principal Dollar Amount of all Swingline Loans (as so calculated) denominated in Foreign Currencies exceeds 105% of the Swingline Foreign Currency Sublimit, the Borrowers shall, promptly after receipt of written notice from the Administrative Agent, repay Revolving Borrowings and, if no Revolving Borrowings are then outstanding, Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), in an aggregate principal amount sufficient to eliminate any such excess.

55

SECTION 2.12 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the average daily amount of the Revolving Commitment of such Revolving Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Revolving Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the fifteenth Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)       The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable LC Fee Rate (as defined below) on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the relevant Issuing Bank during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly after demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand accompanied by an invoice in reasonable detail. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency. As used above, “Applicable LC Fee Rate” means at any time (x) in the case of standby Letters of Credit (other than those described in the following clause (y)), the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans at such time and (y) in the case of commercial Letters of Credit and standby Letters of Credit issued to ensure the performance of services and/or delivery of goods, in each case at a per annum rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans at such time.

56

(c)       The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)       All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars (except as expressly provided in this Section), to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a)       The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Company and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at (i) in the case of a Swingline Loan denominated in Dollars other than a Designated Swingline Loan, the Alternate Base Rate plus the Applicable Rate for ABR Revolving Borrowings or (ii) in the case of a Swingline Loan denominated in a Foreign Currency or a Designated Swingline Loan, the Eurocurrency Swingline Rate plus the Applicable Rate). The Loans comprising each Eurocurrency Borrowing (other than any Eurocurrency Swingline Borrowing) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)       Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c)       Accrued interest on each ~~Revolving~~ Loan shall be payable in arrears on each Interest Payment Date for such ~~Revolving~~ Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency ~~Revolving~~ Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)       All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(e)            By entering into this Agreement, the parties have assumed in bona fide that the interest payable hereunder is not and will not become subject to any deduction or withholding of Taxes for Swiss Withholding Tax. Nevertheless, if a deduction or withholding of Taxes for Swiss

57

(i) if such Borrowing shall be requested in Dollars (other than Designated Loans), then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate (disregarding clause (c) of the definition thereof) and (ii) if such Borrowing shall be requested in any Foreign Currency or if such Borrowing is a Designated Loan, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its sole reasonable discretion and consented to in writing by the Company and the Required Lenders (the “Alternative Rate”), provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Company and the Required Revolving Lenders, Borrowings shall not be available in such Foreign Currency or as a Designated Loan, as the case may be. It is hereby understood and agreed that, notwithstanding anything to the foregoing set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.

(b)            If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)       the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

(ii)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders of the applicable Class prior to the commencement of such Interest Period by telephone, telecopy or e-mail in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist), (i) any Interest Election Request that requests the conversion of any ~~Revolving~~ Borrowing to, or continuation of any ~~Revolving~~ Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency ~~Revolving~~ Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing, and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c)       Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement

59

UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ix)       Each Lender which becomes a Party after the date of this Agreement (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 2.17(m)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(m)(ix).

(x)       Each UK Borrower shall pay and, within three (3) Business Days of demand, indemnify each Recipient against any cost, loss or liability that Recipient incurs in relation to all United Kingdom stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

(n)       VAT.

(i)       All amounts set out or expressed in a Loan Document to be payable by any Party to any Recipient which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(n)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party shall pay to such Recipient, as applicable~~,~~ (in addition to and at the same time as paying any other consideration for such supply), an amount equal to the amount of such VAT (and such Recipient, as applicable, shall promptly provide an appropriate VAT invoice to such Party)~~.~~ or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by article 44 of Council Directive 2006/112/EC, as amended, and any relevant VAT provision of the jurisdiction in which such Party receives such supply.

(ii)       If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)       where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 2.17(n)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)       where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)       If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)       If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its ~~Revolving~~ Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its ~~Revolving~~ Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the ~~Revolving~~ Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by ~~the~~all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective ~~Revolving~~ Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)       Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e)       If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lenders or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; it being understood that the Administrative Agent shall, to the extent permitted by law, apply any cash collateral to such obligations when due.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13(e) or Section 2.17 (other than amounts in respect of Other Taxes or VAT), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13(e), 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.13(e) or Section 2.17, (iii) any Lender (w) has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (x) is or becomes a Defaulting Lender, a Disqualified Institution or a Swiss Non-Qualifying Lender (but only if such cessation will otherwise cause a breach of the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule) or (y) rejects the designation of an Agreed Currency or of a Foreign Subsidiary as an Eligible Subsidiary if, in each case, such Agreed Currency or designation of a Foreign Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Revolving Lenders, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement or (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20 Expansion Option. The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $25,000,000 and minimum increments of $1,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans after the Amendment No. 1 Effective Date does not exceed $300,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Revolving Commitments, each Issuing Bank and Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C-1 hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C-2 hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Sections 6.01 and 6.02 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the latest Maturity Date ~~may~~in effect on the date of incurrence of such Incremental Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Revolving Lenders make it impracticable for the Eurocurrency Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) a Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Revolving Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Bank which has issued such Letter of Credit, the Administrative Agent and the Required Revolving Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23 Designation of Affiliate Borrowers. On the Effective Date, and subject to the satisfaction of the applicable conditions in Article IV hereto, the Initial Affiliate Borrower shall be an Affiliate Borrower hereunder until the Company shall have executed and delivered to the Administrative Agent an Affiliate Borrowing Termination with respect to the Initial Affiliate Borrower and complied with the terms and conditions of Section 5.10, whereupon the Initial Affiliate Borrower shall cease to be an Affiliate Borrower hereunder. After the Effective Date, the Company may at any time and from time to time designate any Eligible Subsidiary as an Affiliate Borrower by delivery to the Administrative Agent of an Affiliate Borrowing Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be an Affiliate Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent an Affiliate Borrowing Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be an Affiliate Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Affiliate Borrowing Termination will become effective as to any Affiliate Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Affiliate Borrowing Termination shall be effective to terminate the right of such Affiliate Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of an Affiliate Borrowing Agreement, the Administrative Agent shall furnish a copy thereof to each Revolving Lender.

SECTION 2.24 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)       any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent (but as promptly as commercially practicable) hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Revolving Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Revolving Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Revolving Lender irrevocably consents hereto;

(c)       the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Required Revolving Lenders or the Required Term Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d)       if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)       all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)       if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)       if the Company Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv)       if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)       if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and

(e)       so long as such Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to each Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.25 Extension of Maturity Date.

(a)       Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) during the Extension Availability Period, request that each applicable Lender extend such Lender’s Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date”) that does not cause the tenor of any Lender’s Revolving Commitment or any Lender’s outstanding Term Loans to exceed five (5) years from the date upon which the conditions precedent to the effectiveness of such extension of the Applicable Maturity Date set forth in clause (f) below have been satisfied (an “Extension Date”). For the avoidance of doubt, the Company may request extensions of any Class without requesting an extension of the other Class.

(b)       Lender Elections to Extend. Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (which shall be irrevocable unless the Company otherwise consents in writing in its sole discretion) given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Applicable Maturity Date.

(c)       Notification by Administrative Agent. The Administrative Agent shall notify the Company of each applicable Lender’s determination under this Section promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)       Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the ~~applicable~~Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “~~Lenders”~~Revolving Lender” (in the case of any extension of the Revolving Credit Maturity Date) or as a “Term Lender” (in the case of any extension of the Term Loan Maturity Date) under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent and, in the case of an Additional Commitment Lender assuming a new or additional Revolving Commitment, the Issuing Banks, the Swingline Lenders and Administrative Agent (in each case, such approval not to be unreasonably withheld, conditioned or delayed) in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the ~~applicable~~Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment and/or Term Loans, as the case may be (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Commitment and/or its outstanding Term Loans, as applicable, so assumed shall be in addition to such Lender’s Revolving Commitment and/or its outstanding Term Loans, as applicable, hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender, provided that the Company consents thereto in writing in its sole discretion. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)       Minimum Extension Requirement. If (and only if) the total of the applicable Revolving Commitments or the applicable outstanding Term Loans of the Lenders of the applicable Class that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Commitments or the applicable newly assumed outstanding Term Loans of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Commitments or the applicable outstanding Term Loans, as applicable, in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Applicable Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Lender”, and/or a “Term Lender”, as the case may be, for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a ~~Lender~~Revolving Lender and/or Term Lender, as the case may be, hereunder and shall have the obligations of a ~~Lender~~Revolving Lender and/or a Term Lender, as the case may be, hereunder.

(f)       Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Revolving Credit Maturity Date and no more than two (2) extensions of the Term Loan Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii) the representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Sections 3.04(c) and 3.05) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the applicable Extension Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)       Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender, (i) to the extent of the Revolving Commitments and Term Loans of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any ~~Revolving~~ Loans of the applicable Class outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding ~~Revolving~~ Loans of the applicable Class ratable with any revised Applicable Percentages of the respective Lenders of such Class effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the ~~Revolving~~applicable Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

SECTION 3.11 Disclosure. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole; provided that, with respect to projected financial information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projected financial information is simply an estimate, and there is no guarantee that projected results will in fact be achieved). As of the Amendment No. 1 Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.12 Anti-Corruption Laws and Sanctions.

(a)           Each of the Parent and its Subsidiaries and, to its Knowledge, its controlled affiliated companies and their respective directors, officers, employees, and agents are conducting their business in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(b)           None of the Parent or its Subsidiaries or, to its Knowledge, their respective directors, officers, employees or agents acting in any capacity in connection with, or directly benefiting from, the Credit Events:

(i)             is a Designated Person;

(ii)            is a Person that is owned or controlled by a Designated Person or by a Sanctioned Country;

(iii)           is incorporated, organized or resident in a Sanctioned Country, in violation of Sanctions; or

(iv)           is (or, except as disclosed in writing to the Administrative Agent prior to the Effective Date, has, to the Parent’s Knowledge, within the year preceding the Effective Date) directly or, to the Parent’s Knowledge, indirectly engaged in, any dealings or transactions, in each case in violation of any Sanctions, (1) with any Designated Person or (2) in any Sanctioned Country to the extent that after giving effect to such dealings or transactions the Parent and its Subsidiaries have more than 5% of their consolidated assets in Sanctioned Countries or derive more than 5% of their consolidated revenues from investments in, or transactions with, Sanctioned Countries.

SECTION 3.13 Domiciliation; Centre of Main Interests. In the case of a Loan Party organized under the laws of Luxembourg, the head office (administration centrale) and the place of effective management (siège de direction effective) are located at the place of its registered office (siège statutaire) in Luxembourg and, for the purposes of the Insolvency Regulation, the centre of main interests (centre des intérêts principaux) is located at the place of its registered office (siège statutaire) in Luxembourg. Each UK Loan Party incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. Each UK Loan Party incorporated in England and Wales and the Irish Guarantor represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency

Transactions as the Administrative Agent shall reasonably request. The Company hereby requests each such counsels to deliver such opinions.

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties (which shall include, in the case of the Irish Loan Party, evidence that such Loan Party has complied with Section 82 of the Companies Act 2014 of Ireland), the authorization of the Transactions and any other legal matters relating to the Parent, the Company, the Initial Affiliate Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d)          The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Manager of the Company, certifying (i) compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) that since December 31, 2017, there has been no material adverse change in the financial condition, operations, business or assets of the Parent, the Company and its Subsidiaries on a consolidated basis (except as disclosed in the Public Filings).

(e)          The Administrative Agent shall have received evidence satisfactory to it that the credit facility evidenced by the Existing Credit Agreement has been, or substantially concurrently with the Effective Date will be, terminated and cancelled and any and all indebtedness thereunder shall have been fully repaid and any and all liens thereunder (if any) have been terminated and released.

(f)           The Administrative Agent shall have received evidence satisfactory to it that all conditions to funding under the credit facility of nVent Finance S.à r.l., an indirect subsidiary of the Parent to be spun off as part of the Parent’s spinoff of its electrical business, have been, or substantially concurrently with the Effective Date will be, satisfied.

(g)          The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           the representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Sections 3.04(c) and 3.05) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable.

(b)          At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Loan and each issuance, amendment to increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03 Designation of an Affiliate Borrower. The designation of an Affiliate Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

(a)           The Company or such proposed Affiliate Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i)            subject to clauses (d) and (e) below, copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Affiliate Borrowing Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(ii)           an incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Borrowings hereunder and sign the Affiliate Borrowing Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(iii)          opinions of counsel to such Subsidiary (which may include inside counsel to such Subsidiary for certain matters), in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(iv)          any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent or any Lender (including in connection with the Patriot Act); and

(v)           any documentation and other information related to such Subsidiary reasonably requested by the Administrative Agent or any Lender under applicable “know your customer” or similar rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(b)         The Administrative Agent shall have received evidence satisfactory to it that all of such Affiliate Borrower’s then existing credit facilities shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans to such Borrower or otherwise permitted to be outstanding pursuant to this Agreement);

(c)           In the event an Affiliate Borrower is organized under the laws of Luxembourg, (i) an excerpt (extrait) issued by the Luxembourg Trade and Companies Register dated as of the date of its designation and (ii) a non-registration certificate (certificate de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and the absence of footnotes) the financial position and results of operations of the Parent and the Consolidated Subsidiaries.

(c)           Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Senior Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 6.01 and 6.02 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Event of Default or Default and, if any such event then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

(d)           Notice of Default. Forthwith upon the occurrence of any Responsible Officer obtaining knowledge of any Event of Default or Default, a certificate of a Senior Financial Officer setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

(e)           Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed.

(f)           SEC Filings. Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K and 10-Q which the Parent shall have filed with the SEC.

(g)          ERISA Notices. If and when the Parent or ERISA Affiliate or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a distress or PBGC-initiated termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC.

(h)          Notice of Other Material Events. Promptly upon obtaining knowledge thereof, notice of the commencement of any litigation or Governmental Authority proceeding affecting the Parent or any Subsidiary (including pursuant to any applicable Environmental Law) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect.

(i)            Ratings. Promptly upon the public announcement thereof, notice of any downgrade in any credit rating (including the Public Debt Rating) with respect to the Company or the Parent by Moody’s, S&P or Fitch.

(j)            Beneficial Ownership Certification Changes. Promptly after the occurrence thereof, notice to the applicable Lender of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(k)           ~~(j)~~ Other Information. ~~From time to time~~Promptly following any request therefor, (x) such additional information regarding the financial position or business of the Loan Parties ~~(including in connection with the Patriot Act)~~ as the Administrative Agent, at the request of any Lender, may reasonably request~~.~~ and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Sections 3.04 or 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:

(i)            none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)           no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)          The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that neither (A) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) or (B) any amendment entered into pursuant to the terms of Section 2.14(c) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Revolving Lenders), (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) (x) waive any condition set forth in Section 4.02 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders or (y) waive any condition set forth in Section 4.02 in respect of the making of a Term Loan without the written consent of the Required Term Lenders, (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date) or (~~vi~~vii) release the Parent or the Swiss Guarantor from its obligations under Article X (other than with respect to any Borrower ceasing to be a Borrower in accordance with this Agreement) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lenders). Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification, and (B) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c)           If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d)          Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders ~~and~~, the Required Revolving Lenders, the Required Term Lenders and the Lenders.

(e)           If the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and JPMCB in its capacity as an Arranger, including the reasonable, documented and invoiced fees, disbursements and other charges of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, in advance of contacting outside counsel of the Administrative Agent regarding matters concerning the administration of this Agreement in respect of which the Administrative Agent will expect to be reimbursed by the Company, the Administrative Agent will notify the Company of its intent to contact such outside counsel, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, disbursements and other charges of one primary counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent, one additional counsel for all the Lenders other than the Administrative Agent and additional counsel as any Lender reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document at any time during a Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations during an Event of Default in respect of such Loans or Letters of Credit.

(b)          The Company shall indemnify the Administrative Agent, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related costs and expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, as and when incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, or the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons, (b) a dispute among the Indemnitees not arising from an act or omission of the Company or any of its Affiliates (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit ~~facility~~facilities evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the gross negligence or willful misconduct of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Related Indemnified Persons’ material breach of the Loan Documents (as determined pursuant to a claim asserted by the Company, whether as a claim, counterclaim or otherwise). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. For purposes of this Section 9.03(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlled Affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled Affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement and/or the consummation of the transactions contemplated by the Loan Documents.

(c)           Each Lender severally agrees to pay any amount required to be paid by the Company under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, and each Revolving Lender severally agrees to pay to each Issuing Bank and each Swingline Lender, as the case may be, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)          To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e)          All amounts due under this Section shall be payable not later than 30 days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its ~~Commitment~~Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood that in the case of any assignment that requires the Company’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) of:

(A)         the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), provided that no consent of the Company shall be required (but notice to the Company, either prior to or promptly after such assignment, shall be required) for an assignment to (1) a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default has occurred and is continuing, any other assignee; and

(B)         the Administrative Agent;

(C)         the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan Commitment or a Term Loan; and

(D)         the Swingline Lenders; provided that no consent of the Swingline Lenders shall be required for an assignment of all or any portion of a Term Loan Commitment or a Term Loan.

(ii)           Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of Term Loans) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.17 Confirmation of Lender’s Status as Swiss Qualifying Lender. Each Lender represents and warrants to the Loan Parties that, on the date of this Agreement (or, if later, the date such Lender becomes a party hereto), unless notified in writing to the Company and the Administrative Agent prior to the Effective Date (or such later date), it is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender. Any Person that shall become a successor, assign or Participant with respect to any Lender pursuant to this Agreement shall be deemed to have represented and warranted that it is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender or, if not, such Person accounts as one single creditor for purposes of the Swiss Non-Bank Rules. Each Lender shall promptly notify the Company and the Administrative Agent if for any reason it ceases to be a Swiss Qualifying Lender and/or it enters into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.

SECTION 9.18Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X.

GUARANTEE

SECTION 10.01         Guaranty.

SCHEDULE 2.01

COMMITMENTS

		TERM LOAN
LENDER	REVOLVING COMMITMENT	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$94,000,000	$0

BANK OF AMERICA, N.A.	$94,000,000	$45,000,000

MUFG BANK, LTD.	$94,000,000	$0

CITIBANK, N.A.	$94,000,000	$0

U.S. BANK NATIONAL ASSOCIATION	$94,000,000	$50,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$56,000,000	$45,000,000

HSBC BANK USA, NATIONAL ASSOCIATION	$56,000,000	$0

BANCO BILBAO VIZCAYA	$56,000,000	$20,000,000
ARGENTARIA, S.A. NEW YORK BRANCH

BANK OF MONTREAL, LONDON BRANCH	$56,000,000	$0

INTESA SANPAOLO S.P.A.	$50,000,000	$0

DEUTSCHE BANK AG NEW YORK BRANCH	$39,000,000	$0

BANK OF CHINA, LOS ANGELES BRANCH	$39,000,000	$20,000,000

ING BANK N.V., DUBLIN BRANCH	$39,000,000	$0

PNC BANK, NATIONAL ASSOCIATION	$39,000,000	$20,000,000

AGGREGATE	$900,000,000	$200,000,000

~~COMMITMENT~~COMMITMENTS

		Aggregate Amount of		Amount of	Percentage Assigned
		Commitment/Loans for all		Commitment/	of
Facility Assigned[2]		Lenders		Loans Assigned	Commitment/Loans~~[2]~~[3]
	$		$			%
	$		$			%
	$		$			%

Effective Date:                    , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent, the Company, the other Loan Parties and/or their Related Parties and/or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent [and an Issuing Bank and a Swingline Lender]

By:
Title:

[Consented to:]~~[3]~~[4]

[OTHER ISSUING BANKS AND SWINGLINE LENDERS]

 2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).

~~2~~3 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

~~3~~4 To be added only if the consent of the Issuing Banks and the Swingline Lenders is required by the terms of the Credit Agreement.

[Consented to:]~~[4]~~[5]

PENTAIR FINANCE S.À R.L.

By:
Title:

~~4~~5 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

2.           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4.           [The Assignee confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender]].~~5~~6

5.           [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]~~6~~7

6.           [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [   ]) and is tax resident in [   ]~~7~~8, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)	each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)	each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]~~8~~9

~~5~~6 Delete as applicable – each Assignee is required to confirm which of these three categories it falls within.

 ~~6~~7 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

~~7~~8 Insert jurisdiction of tax residence.

~~8~~9 Include if the Assignee holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

EXHIBIT C-1

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated   , 20   (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of April 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pentair Finance S.à r.l. a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH (the “Swiss Guarantor”), Pentair, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the ~~Aggregate Commitment~~aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the ~~Aggregate Commitment~~aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.       The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[   ], thereby making the aggregate amount of its total Revolving Commitments equal to $[   ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[   ] with respect thereto].

[[__]. The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]~~9~~10

[[__]. The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in

~~9~~10 Delete as applicable – each Increasing Lender is required to confirm which of these three categories it falls within.

the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]~~10~~11

[[__].     The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [   ]) and is tax resident in [   ]~~11~~12, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)          each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)         each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]~~12~~13

2.           The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.           Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.           This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.           This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

~~10~~11 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

~~11~~12 Insert jurisdiction of tax residence.

~~12~~13 Include if the Increasing Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

EXHIBIT C-2

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated   , 20   (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of April 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pentair Finance S.à r.l. a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH (the “Swiss Guarantor”), Pentair, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.       The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment ~~with respect to Revolving Loans~~ of $[   ]] [and] [a commitment with respect to Incremental Term Loans of $[   ]].

[[__].     The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]~~13~~14

[[__].     The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]~~14~~15

~~13~~14 Delete as applicable – each Augmenting Lender is required to confirm which of these three categories it falls within.

~~14~~15 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

[[__].     The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [   ]) and is tax resident in [   ]~~15~~16, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)          each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)         each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]~~16~~17

2.       The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.       The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[__]

4.       The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.       Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

~~15~~16 Insert jurisdiction of tax residence.

~~16~~17 Include if the Augmenting Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

EXHIBIT ~~D~~D-1

[FORM OF]

REVOLVING CREDIT NOTE

April 25, 2018

FOR VALUE RECEIVED, the undersigned, [PENTAIR FINANCE S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305][PENTAIR, INC., a Minnesota corporation] (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Revolving Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Credit Agreement (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), dated as of April 25, 2018, by and among Pentair Finance S.à r.l., Pentair plc, Pentair Investments Switzerland GmbH, Pentair, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Revolving Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Loan made by such Lender, (b) the character of each Revolving Loan as one or more ABR Borrowings, one or more Eurocurrency Borrowings, or a combination thereof, (c) the Interest Period and Adjusted LIBO Rate applicable to each Eurocurrency Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Revolving Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Revolving Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Revolving Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[PENTAIR FINANCE S.À R.L.]
[PENTAIR, INC.]

By:
Name:
Title:

EXHIBIT D-2

[FORM OF]

TERM LOAN NOTE

[                     ], 2019

FOR VALUE RECEIVED, the undersigned, PENTAIR FINANCE S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Term Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Credit Agreement (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), dated as of April 25, 2018, by and among Pentair Finance S.à r.l., Pentair plc, Pentair Investments Switzerland GmbH, Pentair, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Term Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Term Loan made by such Lender, (b) the character of each Term Loan as one or more ABR Borrowings, one or more Eurocurrency Borrowings, or a combination thereof, (c) the Interest Period and Adjusted LIBO Rate applicable to each Eurocurrency Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Term Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Term Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Term Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

PENTAIR FINANCE S.À R.L.

By:
Name:
Title:

SCHEDULE OF TERM LOANS AND PAYMENTS OR PREPAYMENTS

Amount of
				Principal	Unpaid
	Amount	Type of	Interest	Paid or	Principal	Notation
Date	of Loan	Loan Currency	Period/Rate	Prepaid	Balance	Made By

EXHIBIT E

LIST OF CLOSING DOCUMENTS

PENTAIR FINANCE S.À R.L.

CERTAIN AFFILIATE BORROWERS

CREDIT FACILITIES

April 25, 2018

LIST OF CLOSING DOCUMENTS~~17~~18

A.       LOAN DOCUMENTS

1.	Credit Agreement (the “Credit Agreement”) by and among Pentair Finance S.à r.l. a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH (the “Swiss Guarantor”), Pentair, Inc. (the “Initial Affiliate Borrower” and, together with the Company, the Parent and the Swiss Guarantor, the “Loan Parties”), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $800,000,000.

SCHEDULES

Schedule 2.01	--	Commitments
Schedule 2.05	--	Swingline Sublimits
Schedule 6.03	--	List of Existing Liens
Schedule 6.05	--	Existing Debt

EXHIBITS

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	--	Form of Opinion of Arthur Cox
Exhibit B-3	--	Form of Opinion of Allen & Overy
Exhibit B-4	--	Form of Opinion of Bär & Karrer Ltd.
Exhibit C-1	--	Form of Increasing Lender Supplement
Exhibit C-2	--	Form of Augmenting Lender Supplement
Exhibit D	--	Form of Revolving Credit Note
Exhibit E	--	List of Closing Documents
Exhibit F-1	--	Form of Affiliate Borrowing Agreement
Exhibit F-2	--	Form of Affiliate Borrowing Termination
Exhibit G-1	--	Form of Borrowing Request
Exhibit G-2	--	Form of Interest Election Request
Exhibits H-1-4	--	Form of U.S. Tax Compliance Certificates

~~17~~18 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel

EXHIBIT G-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603

Attention: [                   ]

Facsimile: [                    ]]~~18~~19

With a copy to:

[                    ]

[                    ]

Attention: [                   ]

Facsimile: [                    ]

Re: Pentair Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of April 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pentair Finance S.à r.l. a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH, Pentair, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a ~~Revolving~~ Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such ~~Revolving~~ Borrowing requested hereby:

1.          Name of Borrower:

2.          The requested Borrowing is a [Revolving][Term Loan] Borrowing

~~2~~3.        Aggregate principal amount of Borrowing:~~19~~20

~~3~~4.        Date of Borrowing (which shall be a Business Day):

~~18~~19 If request is in respect of Revolving Loans in a Foreign Currency or a Designated Loan, please replace this address with the London address from Section 9.01(a)(ii).

~~19~~20 Not less than applicable amounts specified in Section 2.02(c).

~~4~~5.          Type of Borrowing (ABR or Eurocurrency):

~~5~~6.          Interest Period and the last day thereof (if a Eurocurrency Borrowing):~~20~~21

~~6~~7.          Agreed Currency:

~~7~~8.          Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

 ~~20~~21 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]~~21~~22 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

[PENTAIR FINANCE S.À R.L.,
as the Company]

[AFFILIATE BORROWER,
as a Borrower]

By:

Name:
Title:

 ~~21~~22 To be included only for Borrowings on the Effective Date.

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603

Attention: [               ]

Facsimile: ([     ]) [     ]-[          ]]~~22~~23

Re: Pentair Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of April 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pentair Finance S.à r.l. a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 166305 (the “Company”), Pentair plc (the “Parent”), Pentair Investments Switzerland GmbH (the “Swiss Guarantor”), Pentair, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing ~~Revolving~~ Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such conversion requested hereby:

1.	List Borrower, date, Type, Class, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.	Aggregate principal amount of resulting Borrowing:

3.	Effective date of interest election (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):~~[23]~~[24]

6.	Agreed Currency:

~~22~~23 If request is in respect of Revolving Loans in a Foreign Currency or a Designated Loan, please replace this address with the London address from Section 9.01(a)(ii).

~~23~~24 Which must comply with the definition of “Interest Period” and end not later than the applicable Maturity Date.